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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------


                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                                October 11, 2007

                               ROGERS CORPORATION
               (Exact name of Registrant as specified in Charter)

       Massachusetts                  1-4347                  06-0513860
      (State or Other        (Commission File Number)      (I.R.S. Employer
      Jurisdiction of                                     Identification No.)
      Incorporation)

       One Technology Drive, P.O. Box 188, Rogers, Connecticut 06263-0188
              (Address of Principal Executive Offices and Zip Code)

                                 (860) 774-9605
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 204.13e-4(c))


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Item 7.01        Regulation FD Disclosure.

In a press release dated October 11, 2007, the Registrant announced an update to its third quarter 2007 guidance. A copy of the press release is furnished as
Exhibit 99.1 to this form 8-K.

The press release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. At this time, the Registrant can not provide the required reconciliation within the earnings release of the non-GAAP financial measures to the most directly comparable GAAP financial measures, as the information required to make such a comparison are not known to the Company at the time of this filing. The reconciliation will be included in future filings when the amount, or a range of the amount, becomes determinable.

Rogers believes that net income from continuing operations and diluted earnings per share, excluding the effect of any restructuring and impairment charges, is a measure that should be presented in addition to income determined in accordance with generally accepted accounting principles (GAAP) and is useful to investors. The following matters should be considered when evaluating these non-GAAP financial measures:

o Rogers reviews the operating results of its businesses excluding the impact of any restructuring and impairment charges because it provides an additional basis of comparison. We believe that these events are unusual in nature, and would not be indicative of ongoing operating results. As a result, management believes such charges should be excluded in order to compare past, current and future periods.

o Restructuring and impairment charges principally represent adjustments to the carrying value of certain assets and do not typically require a cash payment.

o Restructuring and impairment charges are typically material and are considered to be outside the normal operations of a business. Corporate management is responsible for making decisions about such charges.

The non-GAAP financial measures included in the earnings release will be reconciled to the comparable GAAP results when the amounts are known and such reconciliations will be posted on the Registrant's web site at www.rogerscorporation.com.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.



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Item 9.01   Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.                   Description
-----------                   -----------

99.1 Press release, dated October 11, 2007, issued by Rogers Corporation (furnished herewith pursuant to Item 7.01)

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               ROGERS CORPORATION


                                   By: /s/ Dennis M. Loughran
                                       ----------------------------------
                                       Dennis M. Loughran
                                       Vice President, Finance and
                                       Chief Financial Officer

Date:  October 11, 2007